Exhibit 99.1

Copart, Inc.

For Immediate Release

Copart Reports Fourth Quarter Financial Results

Fairfield, Calif. (September 26, 2007) — Copart, Inc. (NASDAQ: CPRT) today reported the results for the fourth quarter ended July 31, 2007.

During the three months ended July 31, 2007, revenue and income from continuing operations were $154.0 million and $36.7 million, respectively.  This represents increases in revenue of $16.8 million, or 12.2%, and in income from continuing operations of $5.9 million, or 19.3%, over the same quarter last year.  Fully diluted earnings per share (EPS) from continuing operations for the three months were $0.40 compared to $0.33 last year, an increase of 21.2%.

For the fiscal year ended July 31, 2007, revenue and income from continuing operations were $560.7 million and $136.3 million, respectively.  This represents increases in revenue of $32.1 million, or 6.1%, and in income from continuing operations of $23.7 million, or 21.0%, over the same period last year.  Fully diluted earnings per share (EPS) from continuing operations for the fiscal year were $1.46 compared to $1.21 for the same period last year, an increase of 20.7%.

Included in the results for this quarter and for the fiscal year are the results of operations of our United Kingdom subsidiary, Universal Salvage, from the date of its acquisition, June 14, 2007, through the end of our fiscal year.  During this period, Universal Salvage generated $14.8 million and $1.0 million in revenue and income from continuing operations, respectively.  The results of Universal Salvage increased our fully diluted EPS for the quarter and for the year by $0.01 per share.

The operating results for the three and twelve months ended July 31, 2006 were adversely affected by incremental costs incurred as a result of hurricanes in the Gulf coast region and were estimated to be approximately $2.1 million and $14.1 million, respectively.  At the end of the second quarter of fiscal 2007, virtually all of the incremental salvage vehicles received as a result of the hurricanes had been sold.  The processing of the hurricane vehicles has had, in certain historical periods, a negative impact on gross and operating margin percentages.

On Thursday, September 27, at 11 a.m. Eastern time, Copart will conduct a conference call to discuss the results for the quarter. The call will be webcast live at https://cis.premconf.com/sc/scw.dll/usr?cid=vlllrnrlcwlvwdcxz. A replay of the call will be available through October 27, 2007 by calling (888) 203-1112.  Use confirmation code #4413725.

Copart, Inc. ~ 4665 Business Center Drive, Fairfield, California 94534 ~ (707) 639-5000

Copart, founded in 1982, provides vehicle suppliers, primarily insurance companies, with a full range of vehicle remarketing services through a completely virtual auction-style trading platform, principally to licensed dismantlers, rebuilders and used vehicle dealers and exporters.  Salvage vehicles are either damaged vehicles deemed a total loss for insurance or business purposes or are recovered stolen vehicles for which an insurance settlement with the vehicle owner has already been made.  The Company operates 135 facilities in the United States, Canada and the United Kingdom.  It also provides services in other locations through a network of independent salvage vehicle remarketers.

Cautionary Note About Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal securities laws, and these forward-looking statements are subject to substantial risks and uncertainties.  Our business has become increasingly reliant on proprietary and non-proprietary technologies, and it is difficult to forecast with accuracy what impact these changes in our business model will have.  We depend on a limited number of major suppliers of salvage vehicles.  If we are unable to maintain these supply relationships, our revenues and operating results would be adversely affected. We recently acquired Universal Salvage plc and Century Salvage Sales Limited, whose business operations are located in the United Kingdom. We do not have any historic experience operating outside of North America, and completion of the acquisitions will result in the Company facing new risks associated with operating in international markets.  In addition, our revenues, operating results, financial condition, and growth rates are subject to numerous other risks, including our ability to complete and integrate new acquisitions, environmental and regulatory risks, and the other factors described under the caption “Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We encourage investors to review these disclosures carefully.

Contact:	Simon Rote, Vice President of Finance
(707) 639-5000

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2007	2006	2007	2006
Revenues	$153,982	$137,220	$560,680	$528,571
Operating costs and expenses:
Yard operations (including depreciation and amortization of $7,813 and $30,704 for the three and twelve months ending July 31, 2007)	82,465	74,244	293,898	298,023
General and administrative (including depreciation and amortization of $1,857 and $5,717 for the three and twelve months ending July 31, 2007)	17,657	15,779	63,637	58,986
Total operating expenses	100,122	90,023	357,535	357,009
Operating income	53,860	47,197	203,145	171,562
Other income (expense):
Interest income, net	3,793	2,724	13,644	8,110
Other income	696	136	2,848	1,634
Equity in losses of unconsolidated investment	—	(4,357)	(2,216)	(6,784)
Total other income (expense)	4,489	(1,497)	14,276	2,960
Income from continuing operations before income taxes	58,349	45,700	217,421	174,522
Income taxes	21,615	14,912	81,083	61,862
Income from continuing operations	36,734	30,788	136,338	112,660
Discontinued operations:
Income (loss) from discontinued operations, net of income tax effects	—	785	—	(15,713)
Net income	$36,734	$31,573	$136,338	$96,947
Earnings per share-basic
Income from continuing operations	$0.41	$0.34	$1.50	$1.24
Income (loss) from discontinued operations	—	0.01	—	(0.17)
Basic net income per share	$0.41	$0.35	$1.50	$1.07
Weighted average common shares outstanding	90,101	90,398	90,651	90,372

Earnings per share-diluted
Income from continuing operations	$0.40	$0.33	$1.46	$1.21
Income (loss) from discontinued operations	—	0.01	—	(0.17)
Diluted net income per share	$0.40	$0.34	$1.46	$1.04
Weighted average common shares and dilutive potential common shares outstanding	92,799	92,828	93,455	92,925

Supplemental Financial Information

(in thousands)

(Unaudited)

	Three months ended July 31,		Twelve months ended July 31,
	2007	2006	2007	2006
Revenues:
North America	$139,163	$137,220	$545,861	$528,571
United Kingdom	14,819	—	14,819	—
Total	$153,982	$137,220	$560,680	$528,571

Yard operations expense:
North America	$72,026	$74,244	$283,459	$298,023
United Kingdom	10,439	—	10,439	—
Total	$82,465	$74,244	$293,898	$298,023

General and administrative expenses:
North America	$14,665	$15,779	$60,645	$58,986
United Kingdom	2,992	—	2,992	—
Total	$17,657	$15,779	$63,637	$58,986

Operating income:
North America	$52,472	$47,197	$201,757	$171,562
United Kingdom	1,388	—	1,388	—
Total	$53,860	$47,197	$203,145	$171,562
Income from continuing operations:
North America	$35,776	$30,788	$135,380	$112,660
United Kingdom	958	—	958	—
Total	$36,734	$30,788	$136,338	$112,660

Consolidated Balance Sheets

(in thousands)

(Unaudited)

	July 31, 2007	July 31, 2006
ASSETS

Current assets:
Cash and cash equivalents	$98,365	$126,590
Short-term investments	102,625	148,725
Accounts receivable, net	109,895	99,959
Vehicle pooling costs	28,842	28,177
Inventories	5,999	971
Income taxes receivable	3,208	2,064
Prepaid expenses and other assets	5,518	4,864
Total current assets	354,452	411,350
Restricted cash and investments	9,148	—
Property and equipment, net	420,664	341,943
Intangibles, net	27,442	1,874
Goodwill	161,645	112,291
Deferred income taxes	7,785	5,137
Land purchase options and other assets	24,208	22,110
Total assets	$1,005,344	$894,705

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$85,082	$60,770
Deferred revenue	13,897	15,372
Income taxes payable	3,930	—
Deferred income taxes	3,219	7,191
Other current liabilities	474	—
Total current liabilities	106,602	83,333
Deferred income taxes	13,998	—
Other liabilities	3,878	1,402
Total liabilities	124,478	84,735
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value - 180,000 shares authorized; 88,334 and 90,445 shares issued and outstanding at July 31, 2007 and July 31, 2006, respectively	206,126	276,052
Accumulated other comprehensive income (loss)	4,447	(37)
Retained earnings	670,293	533,955
Total shareholders’ equity	880,866	809,970
Total liabilities and shareholders’ equity	$1,005,344	$894,705